                                  EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Voice Control Systems, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65842), pertaining to the Voice Control Systems, Inc. 1992 Stock Option Plan Stock Plan (formerly Scott Instruments Corporation 1992 Stock Option Plan), of our report dated February 22, 1996, relating to the financial statements of Voice Control Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.




                                        /s/ BDO Seidman, LLP


Dallas, Texas
January 6, 1997